Exhibit 10.2

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement"), is made this 15th day of March, 2016 by and between BR HENDERSON BEACH, LLC, a Delaware limited liability company, whose address is c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, NY 10019 (“Borrower”) and BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation, whose address is c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, NY 10019 (“Guarantor”) (Borrower and Guarantor are collectively referred to herein as, the "Indemnitor") and WESTERN-SOUTHERN LIFE ASSURANCE COMPANY, an Ohio corporation whose address is 400 Broadway, Cincinnati, OH 45202 ("Lender").

RECITALS

A.	Effective as of the date hereof, Borrower has assumed secured financing obligations in the original principal amount of $38,500,000.00 (the "Loan") from Lender with respect to certain premises (including all buildings, improvements and appurtenant rights and easements) situated in Okaloosa County, Florida, and more fully described on attached Exhibit A (the "Property"). The Loan is evidenced by an Amended and Restated Promissory Note (the "Note") dated as of January 3, 2013, and is secured by, among other things, an Amended and Restated Open-End Mortgage, Security Agreement, Assignment of Rents and Leases, and Fixture Filing dated as of January 3, 2013, encumbering the Property (the "Mortgage").

B.	The Loan was assumed by Borrower from AHB Apartments, LLC, a Delaware limited liability company (“Original Borrower”), as evidenced by the Loan Assumption and Mortgage Modification Agreement dated of even date herewith, among Lender, Borrower and Original Borrower (the “Assumption”). The Note, the Mortgage, this Agreement, the Assumption and all other documents executed by Borrower or Guarantor evidencing or securing the Loan are collectively referred to as the "Loan Documents".

C.	Lender will permit Borrower to assume the Loan on the condition that Indemnitor agree to enter into this Agreement with Lender as further security for the Loan.

D.	Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Loan Documents.

NOW, THEREFORE, in consideration of the Loan and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to induce Lender to permit Borrower to assume the Loan, Indemnitor, intending to be legally bound, hereby jointly and severally covenants, represents, warrants and agrees as follows:

1.	Lender’s Rights. Lender’s rights under this Agreement shall be in addition to all rights of Lender under the Loan Documents. Payments, if any, by the Indemnitor as required under this Agreement shall not reduce the Indemnitor’s obligations and liabilities under any of the other Loan Documents. Any default by the Indemnitor under this Agreement (including any breach of any representation or warranty made by the Indemnitor) shall, at Lender’s option, constitute a default and an “Event of Default” under the Note, the Mortgage or any of the other Loan Documents after the expiration of any applicable cure period set forth herein or in the other Loan Documents.

2.	Definitions.

2.1	“Environmental Laws” means (i) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and any regulations now or hereafter promulgated thereunder; (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time, and any regulations now or hereafter promulgated thereunder; (iii) the Toxic Substance Control Act, 15 U.S. C. Section 2601 et seq., as amended from time to time, and any regulations now or hereafter promulgated thereunder; (iv) the Federal Water Pollution Prevention and Control Act, 33 U.S.C. Section 1251 et seq., as amended from time to time, and any regulations now or hereafter promulgated thereunder; (v) the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended from time to time, and any regulations now or hereafter promulgated thereunder; (vi) the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq. as amended from time to time, and any regulations now or hereafter promulgated thereunder; (vii) the provisions of the Occupational Safety and Health Act, 29 U.S.C. Section 653 pursuant to 29 U.S.C. Section 655 et seq. relating to hazardous chemicals, as amended from time to time, and any regulations now or hereafter promulgated thereunder relating to hazardous chemicals; and (viii) the provisions of any statute or regulation of the State of Florida having substantially the same subject matter as any of the foregoing.

2.2	“Governmental Authority” means any federal, state or local governmental entity having jurisdiction over the Property.

2.3	“Hazardous Materials” means (i) any "hazardous waste" as now or hereafter defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, or in regulations now or hereafter promulgated thereunder; (ii) any "hazardous substance" as now or hereafter defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time, or in regulations now or hereafter promulgated thereunder; (iii) any "toxic substance" as now or hereafter defined by the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq., as amended from time to time, or in regulations now or hereafter promulgated thereunder; (iv) any "toxic pollutant" as now or hereafter defined by the Federal Water Pollution Prevention and Control Act, 33 U.S.C. Section 1251 et seq., as amended from time to time, or in regulations now or hereafter promulgated thereunder; (v) any "air pollutant" as now or hereafter defined by the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended from time to time, or in regulations now or hereafter promulgated thereunder; (vi) any "contaminant" now or hereafter defined by the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., as amended from time to time, or in regulations now or hereafter promulgated thereunder; (vii) asbestos or any other "hazardous chemical" as now or hereafter defined by the Occupational Safety and Health Administration ("OSHA") pursuant to 29 U.S.C. Section 655 or in any other regulation or rule now or hereafter promulgated by OSHA; (viii) petroleum distillates; (ix) polychlorinated biphenyls ("PCB's"); (x) underground storage tanks, whether empty, filled, or partially filled with any substance; (xi) any substance the presence of which on the Property is now or hereafter prohibited by any Governmental Authority; (xii) any sanitary, infectious or other waste; and (xiii) any other substance for which special handling or notification is now or hereafter required for its collection, storage, treatment, use or disposal; provided, however, Hazardous Materials shall expressly exclude any substance of a nature, quantity or concentration that is customarily used, stored or disposed as part of or incidental to home or apartment use or to the operation or maintenance of vehicles used by tenants, prospective tenants, Indemnitor, any manager of the Property or their respective invitees, employees, agents or contractors, or to the operation and maintenance of the applicable portion of the Property in the ordinary course of Indemnitor’s business currently conducted at such portion of the Property, or to operations for projects similar to the project on the Property, so long as such use, storage or disposal complies with applicable Environmental Laws.

2.4	“Hazardous Materials Contamination” means the contamination (whether currently existing or hereafter occurring) of the buildings, improvements, facilities, soil, groundwater, air, or other elements on or of the Property by Hazardous Materials, or the contamination of the buildings, improvements, facilities, soil, groundwater, air, or other elements of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Agreement) emanating from the Property whether or not limited to the Property.

3.	Representations, Warranties and Covenants of Indemnitor. In addition to the covenants and indemnity of Indemnitor contained in the Mortgage, Indemnitor covenants, represents and warrants that:

3.1	Except as disclosed to Lender in that certain Phase I Environmental Assessment Report dated December 17, 2015, and delivered to Lender by Indemnitor in connection with the Assumption, no Hazardous Materials (as defined in Section 2.3) are located on the Property, or to Indemnitor’s knowledge after Appropriate Inquiry (as defined below), have been released into the environment, or deposited, discharged, placed, transported, or disposed of at, on, under or over, the Property. No portion of the Property is being used or, to the Indemnitor’s knowledge, has been used at any previous time for the disposal, storage, treatment, processing, transportation, or other handling of Hazardous Materials in violation of applicable law nor is the Property affected by any Hazardous Materials Contamination (as defined in Section 2.4). As used herein, “Appropriate Inquiry” shall mean a level of inquiry comparable to that used by other comparable owners of properties similar to the Property.

3.2	Except as disclosed to Lender in that certain Phase I Environmental Assessment Report dated December 17, 2015, and delivered to Lender by Indemnitor in connection with the Assumption, no polychlorinated biphenyls are located on or in the Property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form.

3.3	No proceeding, investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is in existence with respect to the Property or, to the best knowledge, after all Appropriate Inquiry, of Indemnitor, proposed, threatened or anticipated with respect to the Property. There is no condition on the Property that is in material violation of any requirements of any Governmental Authority relating to Hazardous Materials, and Indemnitor has received no communication from or on behalf of any Governmental Authority that any such condition exists. Except as disclosed to Lender in that certain Phase I Environmental Assessment Report dated December 17, 2015, and delivered to Lender by Indemnitor in connection with the Assumption, the Property and its existing uses comply, and, to Borrower’s knowledge after Appropriate Inquiry, at all times have complied with any applicable requirements of all Governmental Authorities relating to Environmental Laws.

3.4	Indemnitor at all times shall comply with, and shall maintain and operate the Property in compliance with all applicable Environmental Laws. Further, Indemnitor shall maintain, repair, alter, and operate the Property so as to comply with all applicable terms, provisions, requirements, and regulations of the Americans with Disabilities Act of 1990 and any applicable state or local laws of similar intent, as the same may be promulgated, revised, and in effect from time to time (hereinafter referred to collectively as the "ADA Related Laws").

3.5	Indemnitor shall: (i) give notice to Lender immediately upon Indemnitor's acquiring knowledge of the presence of any Hazardous Materials on the Property or of any Hazardous Materials Contamination; (ii) promptly, at Indemnitor's sole cost and expense, comply with all requirements of any applicable Environmental Laws as to the removal, treatment, or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Lender with satisfactory evidence of such compliance; and (iii) provide Lender, within thirty (30) days after demand by Lender, with a bond, letter of credit, or similar financial assurance evidencing to Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessments that may be established against the Property as a result thereof.

3.6	Indemnitor shall not cause or suffer any liens to be recorded against the Property as a consequence of, or in any way related to, the presence or disposal of Hazardous Materials in or about the Property, including any federal, state, or local so-called "Superfund" lien relating to such matters; provided, however, Indemnitor will not be in default of this Section 3.6 if an involuntary lien is filed against the Property and Indemnitor causes the lien to be removed within 30 days or provides a bond or other security reasonably satisfactory to Lender to protect its interest as mortgagee under the Mortgage.

4.	Indemnification by Indemnitor. Indemnitor at all times shall defend, indemnify, and hold Lender harmless from and against any and all liabilities (including strict liability), suits, actions, claims, demands, penalties, damages (including, without limitation, lost profits, consequential damages, interest, penalties, fines, and monetary sanctions), losses, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses, and remedial costs) (collectively, "Liabilities") that may now or in the future be incurred or suffered by or imposed upon Lender because of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any warranty or covenant or the inaccuracy of any representation of Indemnitor contained or referred to in this Agreement or that may be asserted as a direct or indirect result of the presence at, on, over or under, or the handling, treatment, storage, transportation, removal, disposal, escape, seepage, leakage, spillage, discharge, emission, or release on or from the Property of any Hazardous Materials or any Hazardous Materials Contamination, whether or not occasioned wholly or in part by any condition, accident, or event caused by any act or omission of Lender; provided, however, Indemnitor shall not be liable for any of the foregoing to the extent the subject of the Liability is caused by or arises out of the gross negligence or willful misconduct of Lender. Such Liabilities also shall include, without limitation: (i) injury to or death of any person; (ii) damage to or loss of the use of any property; (iii) the cost of any demolition and rebuilding of any buildings or improvements on the Property, repair or remediation and the preparation for and completion of any activity required by any Governmental Authority; (iv) any lawsuit brought or threatened, good faith settlement reached, or governmental order relating to the presence, disposal, release, or threatened release of any Hazardous Materials, on, from, or under the Property; and (v) the imposition and removal of any lien on the Property which, with respect to each of the foregoing, results from, in connection with, or arises in any manner whatsoever out of the breach of any warranty or covenant or the inaccuracy of any representation of Indemnitor contained in this Agreement or is asserted as a direct or indirect result of the presence at, on, over or under, or the handling, treatment, storage, transportation, removal, disposal, escape, seepage, leakage, spillage, discharge, emission, or release on or from the Property of any Hazardous Materials or any Hazardous Materials Contamination.

4.1	Any information provided to Lender by Indemnitor under this Agreement is intended to allow Lender to protect its security interest in the Property and is not intended to create or impose upon Lender any obligations with respect to the operation or ownership of the Property. Any rights, authority or approvals granted to Lender by Indemnitor under this Agreement are given solely to protect Lender's security interest in the Property and are not intended to create any obligations upon Lender with respect to the operation or ownership of the Property.

4.2	Notwithstanding anything to the contrary contained in the Loan Documents, except as provided in the immediately following sentences, the provisions of this Section 4 shall (i) survive the termination or expiration of the Loan Documents, the full repayment of the indebtedness and other sums due and payable under the Loan Documents, or the acquiring of title by Lender or its successors and assigns by foreclosure or otherwise, (ii) be fully enforceable against Indemnitor and its successors and assigns, and (iii) constitute a separate undertaking by Indemnitor that serves as an inducement to Lender in extending the Loan to Indemnitor. However, notwithstanding any contrary provision of this Agreement, Indemnitor will have no obligation (including any obligation to indemnify any Lender indemnitee) with respect to any Hazardous Materials that are brought onto the Property after the earlier of the following dates; (i) the date on which the Mortgage has been released or (ii) the date on which the lien of the Mortgage is foreclosed or a conveyance by deed in lieu of such foreclosure is effective. Indemnitor hereby acknowledges that Lender is acting in reliance upon the representations and warranties contained in Section 3 in making the Loan to Indemnitor. Notwithstanding any contrary provision of this Agreement, the terms set forth in Section 2.2.26.5 of the Mortgage will apply to any transfer permitted by the Loan Documents.

5.	Duties of Indemnitor. Indemnitor shall not knowingly permit any tenant of the Property (a "Tenant") to violate any ADA Related Laws or to use, generate, manufacture, store, release, or dispose of Hazardous Materials in, on, about, or under the Property or the ground water, other than materials used in the ordinary course of a Tenant's residential occupancy or business that are used, stored, handled, and disposed of strictly in compliance with all laws or used in the ordinary course of managing, cleaning, renovating or repairing the Property strictly in compliance with all laws. Indemnitor shall give Lender prompt written notice of any claim by any person or Governmental Authority involving Hazardous Materials present at the Property. Indemnitor shall promptly and thoroughly investigate Hazardous Materials involved in such claims or other Hazardous Materials identified by Lender and thereafter shall detoxify, repair, clean up or remove such Hazardous Materials from the Property within a reasonable time, as required by law or as may be reasonably required or requested by Lender, whether or not Indemnitor or any tenant was responsible for the existence of the Hazardous Materials.

6.	Additional Indemnification by Indemnitor. Indemnitor shall indemnify, defend, and hold Lender, Lender's agents, shareholders, directors, principals, partners, employees, successors, and assigns harmless from and against any liability or expense, including reasonable attorneys' fees, court costs, and penalties, arising out of or relating to Hazardous Materials affecting the Property, whether on account of personal injury to or death of any person, damage to property, or violation of any legal requirement, including without limitation violation of any ADA Related Laws, that Lender may at any time hereafter incur by reason of Indemnitor's failure or refusal to comply with the requirements set forth in this Agreement; provided, however, Indemnitor shall not be liable for any of the foregoing to the extent the subject of the Liability is caused by or arises out of the gross negligence or willful misconduct of Lender.

7.	Lender’s Right to Conduct an Investigation.

7.1	Lender may, at any time and at its sole discretion, commission an investigation into the presence of Hazardous Materials or Hazardous Materials Contamination on, from or affecting the Property, or the compliance with all applicable laws and regulations at, or relating to, the Property. Such an investigation performed by Lender shall be at the Indemnitor’s expense if the performance of the investigation is commenced (i) upon the occurrence of a default hereunder or of a default or “Event of Default” under the Note, the Mortgage or any other Loan Document; or (ii) because Lender has a reasonable belief that the Indemnitor has violated any provision of this Agreement (including any representation, warranty or covenant). All other investigations performed by Lender shall be at Lender’s expense. In connection with any such investigation, the Indemnitor, shall comply with all reasonable requests for information made by Lender or its agents and the Indemnitor represents and warrants that all responses to any such requests for information will be correct and complete to the best of Indemnitor’s knowledge after Appropriate Inquiry. The Indemnitor shall provide Lender and its agents with rights of access to all areas of the Property and permit Lender and its agents to perform testing (including any invasive testing) necessary or appropriate, in Lender’s reasonable judgment, to perform such investigation.

7.2	Lender is under no duty, however, to conduct such investigations of the Property and any such investigations by Lender shall be solely for the purposes of protecting Lender’s security interest in the Property and preserving its rights under the Loan Documents. No site visit, observation, or testing by Lender shall constitute a waiver of any default of the Indemnitor or be characterized as a representation regarding the presence or absence of Hazardous Materials or Hazardous Materials Contamination at the Property. Lender owes no duty of care (other than the duty to not be grossly negligent or to not commit willful misconduct) to protect the Indemnitor or any third party from the presence of Hazardous Materials, Hazardous Materials Contamination or any other adverse condition affecting the Property nor shall Lender be obligated to disclose to the Indemnitor or any third party any report or findings made in connection with any investigation done on behalf of Lender, subject to the obligations of Lender under Section 3.2 of the Mortgage.

8.	Lender’s Right to Cure. In addition to the other remedies provided to Lender in the Mortgage and the other Loan Documents, should the Indemnitor fail to abide by any material provisions of this Agreement, Lender may, should it elect to do so, perform any corrective work and any other such actions as it, in its sole discretion, deems necessary to repair and remedy any damage to the Property caused by violation of any ADA Related Laws or Hazardous Materials or Hazardous Materials Contamination or any such corrective work. In such event, all funds reasonably expended by Lender in connection with the performance of any corrective work, including all reasonable attorneys’ fees, engineering fees, consultant fees and similar charges, shall become a part of the obligation secured by the Mortgage and shall be due and payable by the Indemnitor on demand. Each disbursement made by Lender pursuant to this provision shall bear interest at the Default Rate (as defined in the Note) and shall be a part of the indebtedness secured by the Mortgage.

9.	Liability of Indemnitor. Any liability, loss, damage, cost or expense that Lender may suffer or incur as a result of any claim hereunder, including any reasonable costs, expenses and attorneys' fees, shall be due and payable by Indemnitor to Lender immediately upon demand, in federal or other immediately available funds that at the time of such payment shall be legal tender for the payment of public and private debts in the United States of America, shall bear interest from the date such amount becomes due until paid at the Default Rate (as defined in the Note) and, if the Mortgage is still in effect, shall be added to the obligations secured by the Mortgage and secured by the lien of the Mortgage.

10.	Preservation of Rights. The failure of Lender to insist upon strict compliance with any of the provisions hereof shall not be considered to be a waiver of any of such provisions nor shall it militate against the right of Lender to insist upon strict compliance herewith at any time thereafter.

11.	Notices. All notices hereunder shall be addressed to the party to receive same at its or his address set forth above, and shall be given in accordance with the provisions of the Mortgage.

12.	Illegality. If any provision of this Agreement shall be contrary to the laws of the jurisdiction in which the same shall be sought to be enforced, the illegality or unenforceability of any such provision shall not affect the other provisions hereof, and the same shall be binding upon Indemnitor with the same force and effect as though such illegal or unenforceable provision were not contained herein.

13.	Survival. If the Mortgage is foreclosed or if Lender acquires title to or possession of any of the Property by deed in lieu of foreclosure or otherwise, or the Loan is paid and the indebtedness is cancelled, the provisions of this Agreement shall survive the payment and performance of the obligations secured by the Mortgage, the cancellation of the Note and the satisfaction of record of the Mortgage.

14.	Successors and Assigns. The provisions of this Agreement shall be binding upon Indemnitor and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns. As used in this Agreement, the phrase "any of the Property" shall mean "the Property or any part thereof or interest therein," the word "including" shall mean "including without limitation" and the word "provisions" shall mean "provisions, terms, covenants and agreements." This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement shall be governed by and construed in accordance with the laws of the state where the Property is located. The rights and benefits of Lender under this Agreement are cumulative with, and not exclusive of, those contained in the other Loan Documents.

15.	WAIVER OF JURY TRIAL. THE INDEMNITOR AND THE LENDER IRREVOCABLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE INDEMNITOR AND LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

[Signature page follows]

[Signature page to Environmental Indemnity Agreement]

INDEMNITORS:

BR Henderson Beach, LLC, a Delaware limited liability company

By:	/s/ Jordan B. Ruddy
Jordan B. Ruddy, Authorized Signatory

Bluerock Residential Growth REIT, Inc.,
a Maryland corporation

By:	/s/ Michael Konig
Print Name:	/s/ Michael Konig
Title:	Authorized Signatory

LENDER:

WESTERN-SOUTHERN LIFE ASSURANCE COMPANY, an Ohio corporation

By:	/s/ Mario San Marco
Print Name:	Mario San Marco
Title:	Vice President

By:	Jeffery L. Stainton
Print Name:	Jeffery L. Stainton
Title:	Vice President

STATE OF NEW YORK	)
	) SS:	ACKNOWLEDGMENT
COUNTY OF NEW YORK	)

Before me, the undersigned, a Notary Public in and for said state, personally appeared Jordan B. Ruddy, an Authorized Signatory, of BR Henderson Beach, LLC, a Delaware limited liability company and Indemnitor under the foregoing instrument, who acknowledged himself to be a duly authorized officer of such limited partnership, and who represented to me to be said person.

Witness my hand and seal, at office, this 10th day of March, 2016.

Dale Pozzi
Notary Public
SEAL
My commission expires: 1/28/2017

STATE OF NEW YORK	)
	) SS:	ACKNOWLEDGMENT
COUNTY OF NEW YORK	)

Before me, the undersigned, a Notary Public in and for said state, personally appeared Michael Konig, the Authorized Signatory of BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation and Indemnitor under the foregoing instrument, on behalf of said corporation, and who represented to me to be said person.

Witness my hand and seal, at office, this 10th day of March, 2016.

Dale Pozzi
SEAL	Notary Public

My commission expires: 1/28/2017

STATE OF OHIO	)
	) SS:	ACKNOWLEDGMENT
COUNTY OF HAMILTON	)

Before me, the undersigned, a Notary Public in and for said state, personally appeared

Mario San Marco and Jeffery L. Stainton, who acknowledged themselves to be duly elected and authorized officers of WESTERN-SOUTHERN LIFE ASSURANCE COMPANY, Lender under the foregoing instrument, on behalf of such company, who represented to me to be said persons.

Witness my hand and seal, at office, this 10th day of March, 2016.

David C. McChesney
SEAL	Notary Public

My commission expires: November 2, 2020

EXHIBIT A

(Legal Description)

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Destin, County of Okaloosa, State of Florida.

TRACT I - FEE SIMPLE:

Lot 2, ALEXAN HENDERSON BEACH SUBDIVISION, as recorded in Plat Book 24, page 70, of the Public Records of Okaloosa County, Florida.

TOGETHER WITH THE FOLLOWING EASEMENTS:

EASEMENT 1:

Together with non-exclusive easements for drainage, landscaping and construction of improvements contained in Drainage and Restriction Agreement by and between HBT, LLC, a Florida limited liability company, and AHB APARTMENTS, LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2171, of the Public Records of Okaloosa County, Florida.

EASEMENT 2:

Together with non-exclusive easements for drainage, utilities, vehicular and pedestrian, ingress and egress, signage and landscaping contained in Access, Utilities and Drainage Easement Agreement by and between HBT, LLC, a Florida limited liability company, and AHB APARTMENTS, LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2186, of the Public Records of Okaloosa County, Florida.

EASEMENT 3:

Together with non-exclusive easements for vehicular and pedestrian ingress and egress, and the installation, use, maintenance and removal of utilities contained in Operation and Easement Agreement by and between HBT, LLC, a Florida limited liability company, and AHB APARTMENTS, LLC, a Delaware limited liability company, recorded in Official Records Book 2830, page 2221, of the Public Records of Okaloosa County, Florida.

TRACT II - FEE SIMPLE:

Lot 2, ALEXAN HENDERSON BEACH PHASE 2, as recorded in Plat Book 26, page 20, of the Public Records of Okaloosa County, Florida.